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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
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( X )Definitive Proxy Statement
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(   )Soliciting Material Pursuant to Section 240.14a-11(c)or Section 240.14a-
12

                      SCIENTIFIC INDUSTRIES, INC.
-----------------------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

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 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

( X ) No fee required.
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                     SCIENTIFIC INDUSTRIES, INC.

                                 1999
                            ANNUAL REPORT

                        CORPORATE INFORMATION

OFFICERS                           EXECUTIVE OFFICES
Lowell A. Kleiman                  Airport International Plaza
Chairman                           70 Orville Drive
President, Chief Executive         Bohemia, New York 11716
Officer and Treasurer
                                   TRANSFER AGENT
Cathy Pulver-Dugan                 Continental Stock Transfer &
Vice President and Secretary       Trust Company
                                   New York, New York
Helena R. Santos, CPA
Vice President, Controller         INDEPENDENT AUDITORS
and Assistant Treasurer            Nussbaum Yates & Wolpow, P.C.
                                   Melville, New York
DIRECTORS - (PRINCIPAL
OCCUPATIONS)                       STOCK INFORMATION
Arthur M. Borden                   Over-the-Counter
(Counsel, Rosenman & Colin LLP)    Symbol: SCND
                                   OTC Bulletin Board
Joseph I. Kesselman
(Consultant)                       ANNUAL MEETING
                                   10:00 a.m. Thursday
Lowell A. Kleiman                  January 6, 2000
Chairman                           Princeton Club
(President of the Company)         15 West 43rd Street
                                   New York, New York
Roger B. Knowles
(President, Conductive Systems,
Inc.; a manufacturer of EMI and
RFI shielding materials)

James S. Segasture
(Private Investor)









PRESIDENTS' LETTER                      December 1, 1999


Dear Stockholder:

PLEASE FIND ENCLOSED HEREIN THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 1999 FOR SCIENTIFIC INDUSTRIES INC. (THE "COMPANY"). THIS LETTER SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" INCLUDED IN THE COMPANY'S FORM 10-KSB WHICH IS ALSO ENCLOSED HEREIN.

We are delighted to inform you that today the Company settled its litigation in the United States District Court for the Eastern District of New York with VWR Scientific Products ("VWR") and Troemner, Inc. ("Troemner"). In the lawsuit, the Company had contended that VWR and Troemner infringed the Company's United States patent number 4,781,487 entitled "Quick Disconnect Coupling" as well as the Company's trade dress in the housing configuration of its Vortex-Genie 2 (registered trademark) mixer.

The settlement prohibits VWR and Troemner, among other things, from the manufacture, sale or distribution of any vortex mixer that has the same housing configuration as the Company's Vortex-
Genie 2 (registered trademark) mixer. Under the settlement, VWR and Troemner received a license under the Company's patent with certain limitations and may continue to market the VWR Brand
(registered trademark) Mini-Vortexer which is currently manufactured by Troemner and distributed by VWR. VWR has also committed to purchase certain quantities of the Company's products and will recommence the distribution of the Company's products including the Vortex-Genie 2 (registered trademark) mixer and the newly released Roto-Shake Genie (trademark). The
Company will also receive certain promotional considerations from VWR as well as a cash payment from Troemner.

The settlement with VWR and Troemner reinforces the strength of the Company's intellectual property rights. This settlement agreement will enable the Company to continue to move forward to provide quality products to the Company's customers. As part of this effort, the Company is pleased that VWR will again be a distributor of the Company's products.

As you know, the fiscal year ended June 30, 1999 began with record sales. However, the decision of VWR to purchase one of its private labeled vortex mixers from Troemner instead of from the Company, combined with price pressures from Troemner, made this fiscal year an extremely difficult one for the Company.

Net sales for fiscal year ended June 30, 1999 were $3,171,300, down 7% from $3,414,700 in the prior fiscal year. The lower sales figure is a result of the loss of sales to VWR, formerly our second largest customer in terms of sales. Fiscal year ended June 30, 1999 reflected a net loss of $347,600 ($.42 loss per basic share), after incurring litigation costs of $519,100, compared to net income of $180,500 ($.22 income per basic share) for the prior fiscal year.

One bright spot is that the Company's sales to customers other than VWR increased approximately 10% in the fiscal year ended
June 30, 1999.

The litigation against VWR and Troemner proved to be a significant setback to the Company's implementation of its growth plans and had a serious impact on the Company's cash flow and profits. Nonetheless, we continued with research and development activities for the continued development of new products. At this point, we are hopeful that we will be able to recuperate from the financial impact the Company has suffered as a result of the litigation and resume the Company's pattern of growth.

I thank all of our employees and stockholders for their cooperation and support. I look forward to working with all of you.

                                   Sincerely,


                                   /s/Lowell A. Kleiman
                                   ----------------------
                                   LOWELL A. KLEIMAN
                                   CHAIRMAN AND PRESIDENT





                     SCIENTIFIC INDUSTRIES, INC.
                     AIRPORT INTERNATIONAL PLAZA
                           70 ORVILLE DRIVE
                       BOHEMIA, NEW YORK 11716



                                        December 1, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Scientific Industries, Inc. which will be held at the Princeton Club, 15 West 43rd Street, New York, New York, on Thursday, January 6, 2000, at 10:00 a.m. (New York time).

     The matters to be acted upon at the meeting are the election of directors, the ratification of the appointment of Nussbaum, Yates & Wolpow, P.C. as our independent accountants for fiscal year 2000, and such other business as may properly come before the meeting and any adjournments or postponements thereof, all as described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed business reply envelope, which requires no postage if mailed in the United States of America, as promptly as possible so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the meeting.


                                   Sincerely,



                                   /s/Lowell A. Kleiman
                                   -----------------------
                                   Lowell A. Kleiman
                                   President and
                                   Chief Executive Officer






                     SCIENTIFIC INDUSTRIES, INC.
                     AIRPORT INTERNATIONAL PLAZA
                           70 ORVILLE DRIVE
                       BOHEMIA, NEW YORK 11716
                            (516) 567-4700

                   NOTICE OF 1999 ANNUAL MEETING OF
                             STOCKHOLDERS


To the stockholders of Scientific Industries, Inc.:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Scientific Industries, Inc., a Delaware Corporation (the "Company") will be held at the Princeton Club, 15 West 43rd Street, New York, New York, on Thursday, January 6, 2000, at 10:00 am (New York time), for the following purposes:

     1.   To elect two Class C Directors to the
          Company's Board of Directors to serve
          until the Company's next succeeding annual meeting of stockholders and until the election and qualification of their respective successors.

     2.   To ratify the appointment of Nussbaum,
          Yates & Wolpow, P.C. as the Company's
          independent accountants for the fiscal year ending June 30, 2000.

     3.   To transact such other business as may
          properly come before the Annual Meeting and any adjournments or postponements thereof.

     The accompanying Proxy Statement describes the matters to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on November 15, 1999 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of the Company at the Annual Meeting; in addition, the list will be open for examination by any stockholder of the Company, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting at the offices of the Company at 70 Orville Drive, Bohemia, New York.

     TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA, WHETHER OR NOT YOUR PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE ANNUAL MEETING.


                              By Order of the Board of Directors,


                              /s/Lowell A. Kleiman
                              --------------------
Bohemia, New York             Lowell A. Kleiman
December 1, 1999              President and Chief Executive Officer







                       SCIENTIFIC INDUSTRIES, INC.
                       AIRPORT INTERNATIONAL PLAZA
                             70 ORVILLE DRIVE
                            BOHEMIA, NY 11716
                              (516) 567-4700

                             PROXY STATEMENT
                                 FOR THE
                   1999 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON JANUARY 6, 2000


     This proxy statement is being furnished by and on behalf of the Board of Directors of Scientific Industries, Inc., a Delaware Corporation (the "Company") in connection with the solicitation of proxies to be voted at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Princeton Club, 15 West 43rd Street, New York, New York, on Thursday, January 6, 2000, at 10:00 a.m. (New York time), and at any adjournments or postponements thereof.

     At the Annual Meeting, stockholders of the Company will be asked to
(1) elect the following nominees as directors of the Company to serve until the Company's next succeeding annual meeting of stockholders and until the election and qualification of their respective successors - Lowell A. Kleiman and Roger B. Knowles, (2) ratify the appointment of Nussbaum, Yates & Wolpow, P. C. as the Company's independent accountants for the fiscal year ending June 30, 2000, and (3) transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The principal offices of the Company are located at 70 Orville Drive, Bohemia, New York 11716 and the Company's telephone number is (516)567-4700.

RECORD DATE, VOTING RIGHTS

     Only holders of record of the Company's Common Stock, par value $0.05 per share (the "Common Stock") as of the close of business on November 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the Record Date, there were issued and outstanding 835,540 shares of Common Stock, excluding treasury shares. Each share of Common Stock is entitled to one vote.

     With respect to all matters expected to be presented for a vote of stockholders, the presence at the Annual Meeting, in person or by properly executed proxy, of the holders of a majority of the Company's Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are included in the determination of the number of shares of Common Stock present at the Annual Meeting for quorum purposes but are not counted in the tabulations of the votes cast for election of directors. With respect to the proposal relating to the ratification of the appointment of independent accountants, abstentions will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote on the proposal. A broker "non-vote" occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

VOTING OF PROXIES, REVOCATION, SOLICITATION

     All stockholders who deliver properly executed and dated proxies to the Company prior to the date of the Annual Meeting will be deemed present at the Annual Meeting regardless of whether such proxies direct the proxy holders to vote for or against, or to abstain from voting. The proxies, when properly executed and returned to the Company, unless otherwise indicated, will be voted in accordance with the instructions given therein by the person executing the proxy. In the absence of instructions, properly executed proxies will be voted FOR (1) the election as a director of the Company each of Lowell A. Kleiman and Roger B. Knowles, and (2) the ratification of the appointment of Nussbaum, Yates & Wolpow, P.C. as the Company's independent accountants for the fiscal year ending June 30, 2000.

     Any stockholder who executes and delivers a proxy may revoke it at any time before it is voted by delivering a written notice of such revocation to the Secretary of the Company at the address of the Company set forth on the previous page, by submitting a properly executed proxy bearing a later date or by appearing at the Annual Meeting and requesting the return of the proxy or by voting in person. In accordance with applicable rules, boxes and a designated space are provided on the proxy card for stockholders to mark if they wish either to withhold authority to vote for some or all of the nominees for director or to abstain from the vote to ratify the appointment of Nussbaum, Yates & Wolpow, P.C. as the Company's independent accountants for the fiscal year ending June 30, 2000. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder. Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or telegram. No additional compensation will be paid for such solicitation. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding soliciting materials.

     It is anticipated that this proxy statement, the enclosed proxy card and the Annual Report to stockholders will be mailed to the Company's stockholders on or about December 10, 1999.

                        ELECTION OF DIRECTORS

     The Company's certificate of incorporation provides for a classified Board of Directors, consisting of three classes, each class serving three year terms on a staggered basis. The Board of Directors currently is comprised of five members, of which two are Class A Directors, one is a Class B Director and two are Class C Directors. At the Annual Meeting, two Class C Directors are to be elected to serve until the next succeeding annual meeting of stockholders and until their successors are duly elected and qualified. It is intended that the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the nominees hereinafter named, unless authority is specifically withheld. If for any reason said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for substitute nominees designated by the Board of Directors.

     Directors of the Company are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. A plurality means that the nominees with the largest number of votes are elected as directors, up to a maximum number of directors to be chosen at the meeting. In tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE BOARD OF DIRECTORS OF EACH OF THE TWO NOMINEES IDENTIFIED BELOW.

DIRECTORS WHOSE TERMS DO NOT EXPIRE AT THIS ANNUAL MEETING:

     Arthur M. Borden, Esq. (age 79) has been counsel to Rosenman & Colin LLP since 1997, and for the prior five year period he was a partner. Mr. Borden was first elected to the Board of Directors of the Company in 1974 and his current term as director expires in 2000.

     James S. Segasture (age 63) has been a private investor since February 1990. Mr. Segasture was first elected to the Board of Directors of the Company in 1991 and his current term as director expires in 2001.

     Joseph I. Kesselman (age 74) is a consultant to various corporations, and a director of Nuclear and Environmental Protection Inc., Perrot Duval Holding S.A. and Infranor Inc. (a developer and manufacturer of servo systems). For the prior five year period, he was both Chairman and Chief Executive Officer of Greentree Software, Inc. (a developer and provider of proprietary inventory control software) and later served as a consultant to Greentree Software Inc. Mr. Kesselman was first elected to the Board of Directors of the Company in 1961 and his current term as director expires in 2001.



NOMINEES FOR ELECTION AS DIRECTORS:

     Lowell A. Kleiman (age 58) has been employed by the Company for over thirty years, and has been President since September 1974. Mr. Kleiman was first elected to the Board of Directors of the Company in 1970 and is currently a nominee for election as set forth herein.

     Roger B. Knowles (age 74) is President of various corporations, including Conductive Systems, Inc. (a manufacturer of EMI and RFI shielding material), and G.H. Realty Company (real estate), and a director of Ionic,
Inc. (an investment company).   Mr. Knowles was first elected to the Board
of Directors of the Company in 1965 and is currently a nominee for election as set forth herein.

MEETINGS OF THE BOARD OF DIRECTORS

     The Company currently has no option, audit, compensation, nominating or similar committees.

     During the fiscal year ended June 30, 1999, the Board of Directors held four meetings with all directors present at two meetings, and all but one director present at the other two meetings.

DIRECTORS' COMPENSATION

     The Company currently pays each non-employee director a quarterly retainer of $750 and a fee of $500 for each meeting attended, plus reimbursement for out-of-pocket expenses incurred in connection with attendance of board meetings in the amount of $50 or the director's itemized expenses, whichever is greater.

     During the fiscal year ended June 30, 1999, the Company paid fees in the amount of $19,000 to non-employee directors.

     On February 11, 1992, before the adoption of the Company's 1992 Stock Option Plan, the Company issued to each of its four non-employee directors, Messrs. Arthur M. Borden, Joseph I. Kesselman, Roger B. Knowles and James
S. Segasture, ten year non-qualified options to purchase 12,000 shares of Common Stock, 4,000 shares of Common Stock of which were immediately exercisable, 4,000 shares of Common Stock of which were fully exercisable on and after the first anniversary of the date of such grant and 4,000 shares of Common Stock which were fully exercisable after the second anniversary of the date of such grant; all such options were exercisable at $.35. In the event of the death of a participant, while in the employ or service of the Company, the options shall become exercisable in full until the earlier of expiration of the option or one year from date of death. In March of 1993, Messrs. Borden, Kesselman and Segasture each exercised 8,000 shares of Common Stock pursuant to such options.

     The Company's 1992 Stock Option Plan calls for options to purchase 3,000 shares of Common Stock at the then fair market value to be issued each March for four years to each non-employee director who shall be on the Board of Directors on the first business day of each March, beginning in March 1993. In addition, in December 1997, the Board of Directors approved the issuance of an annual grant of options to purchase 4,000 shares of Common Stock for each non-employee directors beginning in December 1997 at the fair market value on the date of grant. The fair market value per share of Common Stock on the date of grant was $1.875 in fiscal years 1999, $2.00 in 1998, $1.2813 in 1996, $1.3125 in 1995, $.9375 in 1994, and $.50
in 1993.  All options were immediately exercisable.


                      INDEPENDENT PUBLIC ACCOUNTANTS

     Nussbaum Yates & Wolpow, P.C. have been appointed by the Board of Directors as the Company's independent accountants for the fiscal year ended June 30, 2000. The Board of Directors has directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the Annual Meeting. Nussbaum, Yates & Wolpow, P.C. has audited the consolidated financial statement of the Company since 1991. A representative of that firm is expected to be present at the Annual Meeting, will have an opportunity to make a statement to the stockholders if he desires to do so and will be available to respond to appropriate questions.

     The ratification of the appointment of Nussbaum, Yates & Wolpow, P.C. as the Company's independent accountants for the fiscal year ending June 30, 2000 will require the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and have no effect on the outcome of the vote.

     Stockholder ratification of the appointment of Nussbaum, Yates & Wolpow, P. C. as the Company's independent accountants is not required by the Company's certificate of incorporation or by-laws or otherwise. The Board of Directors is submitting the appointment of Nussbaum, Yates & Wolpow, P.C. to stockholders for ratification as a matter of what it considers good corporate practice. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the interests of the Company and its stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF NUSSBAUM, YATES & WOLPOW, P.C. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.





                            EXECUTIVE OFFICERS

     The executive officers of the Company are elected annually by the Board of Directors and hold office until their respective successors are elected and qualified. There is no arrangement or understanding between any executive officer and any other person regarding selection as an officer. There are no family relationships between any director and executive officer of the Company.

     The executive officers of the Company are as follows:

     Lowell A. Kleiman, 58, President; Cathy Pulver-Dugan, 49, Vice President in charge of the manufacturing, inventory control, and administration functions; and Helena R. Santos, CPA, 35, Vice President, Controller in charge of all accounting functions. Biographical information of executive officers of the Company who are not directors is set forth below.

     Cathy Pulver-Dugan (age 49) has been employed by the Company for over twenty years and has served as Vice President of the Company since 1984.

     Helena R. Santos, CPA (age 35) has been employed by the Company since 1994, and has served as Vice President, Controller since 1997. Prior to joining the Company, Ms. Santos was an internal auditor with a major defense contractor, and prior to that was employed in public accounting.

EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid by the Company to Lowell A. Kleiman with respect to each of the three fiscal years ended June 30, 1999 for services in all capacities as the Company's principal executive officer. No other executive officer earned in excess of $100,000 in any of such fiscal periods.

                        SUMMARY COMPENSATION TABLE
                            ANNUAL COMPENSATION             LONG TERM
                                                            COMPENSATION
                                                                All
                                                                Other
Name and Principal       Year      Salary         Bonuses       Compen-
     Position                         $              $          sation
------------------       ----      --------       -------       ---------
Lowell A. Kleiman        1999      $160,000       $   -         $3,200(1)
President                1998      $160,000       $   -         $3,200(1)
                         1997      $120,700       $ 9,750       $3,025(1)

(1) Represents the Company's matching contribution to Mr. Kleiman's account under the Company's 401(k) Plan.





 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                    Shares of         Number of Securities  Value of
                    Common            Underlying            Unexercised
                    Stock             Unexercised           in-the-Money
                    Acquired  Value   Options               Options
                    on        Real-   At FY-End (#)         at FY-End ($)
                    Exercise  ized    Exercisable/          Exercisable/Un-
Name                          ($)(1)  Unexercisable         exercisable(2)
-----------------   --------  ------  -------------         ---------------
Lowell A. Kleiman   10,000    $1,875  60,000/10,000         $46,500/0(3)

(1) Calculated by multiplying the difference between the market price of the shares of Common Stock acquired on exercise and the exercise price of the options on the date of exercise.

(2) Calculated by multiplying the number of shares of Common Stock subject to options by the difference between the market price and exercise price, per share, on June 30, 1999.

(3) On June 30, 1999 the market price was lower than the exercise price.

EMPLOYMENT AGREEMENT

     On August 14, 1997, the Company amended and extended an employment contract with the Company's President, Lowell A. Kleiman, through June 2000. The contract provides for an annual salary of $160,000 beginning in fiscal 1998 and a bonus for fiscal 1998, if certain gross profit levels were met. The contract also grants Mr. Kleiman a five-year stock option for 10,000 shares of Common Stock exercisable under certain circumstances. The contract contains provisions regarding his termination of employment, within three years following any change of control (as defined therein), under which the Company is obligated to pay Mr. Kleiman additional compensation consisting of a base amount representing his annual salary and other benefits for the period between the date of his termination of employment and three years from any change of control subject to the limitation of it not exceeding 2.99 times the base amount. The other benefits include continued use of a Company car, four weeks paid vacation each year and, in the event that Mr. Kleiman should die within the employment period, the payment to his widow, if living, or, if not, to his legal representatives, of $5,000 as soon as practicable and an amount equal to Mr. Kleiman's current annual salary payable in monthly installments. In such event, if the Company receives $500,000 of insurance proceeds, less any expenses incurred therein, $50,000 of those benefits will be paid to his beneficiary as above. The Company is the beneficiary for the balance of the insurance proceeds.








                          PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the Record Date, the number of shares of Common Stock beneficially owned by (i) the persons known to the Company to be the owners of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company, identified in the Summary Compensation table included elsewhere herein, and
(iv) all directors and executive officers as a group.

                                    Sole voting and Dispositive Power
                                    -----------------------------------
                                      Number        Percentage Of Class
                                    -----------    --------------------
FIVE PERCENT STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS:

Class C Directors:
Lowell A. Kleiman                   149,581 (3)             16.5%

Roger B. Knowles                     79,705 (4)(5)           9.2%

Class A Directors:
Arthur M. Borden                     50,540 (1)              5.9%


James S. Segasture                  164,757 (1)             19.2%
 (and Kristine K. Segasture)

Class B Director:
Joseph I. Kesselman                  51,520 (2)              6.0%

All current directors and           546,418 (6)(7)          51.6%
executive officers as a group
(seven persons)

(1) Includes 24,000 shares of Common Stock issuable upon exercise of currently exercisable options.
(2) Includes 24,000 shares of Common Stock issuable upon exercise of currently exercisable options. Includes 735 shares of Common Stock owned jointly with Mrs. Kesselman.
(3) Includes 70,000 shares of Common Stock issuable upon exercise of currently exercisable options.
(4) Includes 44,158 shares of Common Stock owned by Mrs. Knowles; includes 1,337 shares of Common Stock owned by a trust of which Mr. Knowles is a trustee, beneficial ownership of which is disclaimed by Mr. Knowles.
(5) Includes 32,000 shares of Common Stock issuable upon exercise of currently exercisable options.
(6) Includes 224,000 shares of Common Stock issuable upon exercise of currently exercisable options.
(7) Includes 50,000 shares of Common Stock issuable upon exercise of currently exercisable options granted to two executive officers who are not directors.


         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4,and 5 with the Securities and Exchange Commission. Officers, directors and 10% Stockholders are required to furnish the Company with all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that, for the period July 1, 1998 to June 30, 1999, all filing requirements of Section 16(a) of the Securities Act of 1934, as amended, applicable to its officers, directors and 10% stockholders were complied with, other than the filing of a Form 4 by Mr. Kleiman. The filing was effected in August 1999 through a Form 5.

                              OTHER MATTERS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting; however, if any other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares of Common Stock they represent in accordance with their judgement on such matters.

                          ADDITIONAL INFORMATION

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 1999, ON FORM 10-KSB, WHICH IS NOT PART OF THIS PROXY MATERIAL, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY SOLICITATION. ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL HOLDER OF THE COMPANY'S COMMON STOCK AS OF NOVEMBER 15, 1999, ANOTHER COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 30, 1999. REQUESTS SHOULD BE ADDRESSED TO MS. CATHY PULVER-DUGAN, SECRETARY, SCIENTIFIC INDUSTRIES, INC., 70 ORVILLE DRIVE, BOHEMIA, NEW YORK 11716.

                          STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Secretary of the Company for inclusion in the appropriate proxy materials no later than June 12, 2000.

SCIENTIFIC INDUSTRIES, INC.

December 1, 1999





                                           UNITED STATES
                               SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D.C. 20549

                                        FORM 10-KSB/A
(Mark One)

 (  X )   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
          EXCHANGE ACT OF 1934
                    For the fiscal year ended   JUNE 30, 1999
                                                -------------
          TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                   For the transition period from           to
                                                 -----------  ------------
          Commission file number 0-6658

                       SCIENTIFIC INDUSTRIES, INC.
            (Name of small business issuer in its charter)

       DELAWARE                                        04-2217279
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                    AIRPORT INTERNATIONAL PLAZA,
                70 ORVILLE DRIVE, BOHEMIA, NEW YORK         11716
             (Address of principal executive offices         (Zip Code)

Issuer's telephone number (516) 567-4700

Securities registered under Section 12(b) of the Exchange Act:

     Title of each class    Name of each exchange on which registered
         None                                     None
Securities registered under Section 12(g) of the Exchange Act:

                COMMON STOCK, PAR VALUE $.05 PER SHARE
                           (Title of Class)
                                 -
                           (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months
(or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [ x ]     No [   ]






Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form
10-KSB or any amendment to this Form 10-KSB. [   ]

Issuer's revenues for its most recent fiscal year. $3,171,300

The aggregate market value of the voting stock held by non-affiliates computed by reference to the average bid and asked prices of such stock, as of August 31, 1999 is $735,275.

The number of shares outstanding of the issuer's common stock, par value $.05 per share ("Common Stock") as of August 31, 1999 is 835,540 shares.

                 DOCUMENTS INCORPORATED BY REFERENCE

NONE

Transitional Small Business Disclosure Format (check one):
Yes [   ]        No [ X ]


                                PART I

ITEM 1.  DESCRIPTION OF BUSINESS.

  General. Scientific Industries, Inc., (the "Company"), a Delaware corporation, formed in 1954 is engaged in manufacturing and marketing laboratory equipment consisting primarily of vortex mixers and related accessories (devices used to mix the contents of test tubes, beakers and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds). Recently, the Company began marketing a multi-purpose rotator/rocker referred to as the Roto-Shake Genie (trademark).

  The Company's products are used by hospital and research laboratories, clinics, pharmaceutical manufacturers, medical device manufacturers and other industries. The Company's products are marketed principally through a network of domestic and foreign dealers, by the personal solicitation of the Company's President and other employees. The Company seeks to increase its customer base through the use of various marketing media, including trade shows, trade publications, brochures and catalogs.


  Raw Materials. The Company currently manufactures its products from readily available components supplied by various independent contractors.

  Patents, Trademarks, Licenses and Franchises.  The Company has a
U.S. Patent on a utilitarian feature of its Vortex-Genie 2 (registered trademark) mixer which, in the Company's opinion, provides the Company with a certain degree of commercial advantage when compared to competitive mixers. This patent expires on November 2, 2005. The Company also has a patent for the TurboMix (trademark), which is an attachment to the existing Vortex-Genie 2 (registered trademark) mixer. The TurboMix (trademark) patent expires in September, 2015. In addition, subsequent to year-end, the Company acquired a new patent on the Roto-Shake Genie (trademark) which expires in July 2016. Refer to Items 3 and 6 for additional information on the Company's patents.

  The Company has acquired the rights in the laboratory equipment market to U.S. Patents issued in July 1995, September 1996, and March 1998 on thermo-electrically cooled centrifuges.

  The Company has various proprietary marks including Vortex-Genie
2 (registered trademark), TurboMix (trademark) and Roto-Shake Genie (trademark) which it considers important to the success of its products.

  Seasonality. The Company does not consider its business to be seasonal.

  Largest Customers.  Two of the Company's customers, Fisher
Scientific Company ("Fisher") and VWR Scientific Products ("VWR"), both of which are U.S. distributors for the Company, accounted for approximately 36% and 12% respectively, of the Company's net sales for the fiscal year ended
June 30, 1999. The Company sells primarily vortex mixers and related accessories, to Fisher and VWR. The loss of any of these customers would have a material adverse effect upon the business of the Company. At the end of calendar year 1998, VWR informed the Company that it would no longer be purchasing the Vortex-Genie 2(registered trademark) mixer from the Company as their private label vortex mixer effective January 1, 1999. In January 1999, the Company learned that another company, Troemner, Inc. ("Troemner"), was supplying VWR with a vortex mixer which the Company believes violates the trade dress rights of the Company's Vortex-Genie 2 (registered trademark) mixer and one of the Company's utility patents. The Vortex-Genie 2 (registered trademark) mixer is the Company's primary product, accounting for approximately 97% of the Company's total net sales for fiscal 1999. On
January 26, 1999, the Company filed a complaint against VWR and Troemner in the United States District Court for the Eastern District of New York (the "District Court") alleging, among other things, that Troemner's vortex mixer infringes the Company's intellectual property rights. Pending resolution of this litigation, the Company has suspended all sales of the Company's products to VWR. See Item 3 for additional information regarding this litigation.

  Backlog. The Company's backlog is not significant because the Company's current line of products is comprised of standard catalog items. The typical lead time is approximately two weeks, and backlog is kept to no more than three weeks.

  Competition. In the general area of laboratory equipment, the Company's major competitors are Barnstead/Thermolyne Corporation, a subsidiary of Sybron International, IKA, a German corporation, and Troemner as discussed above. The Company dominates the vortex mixers market in the U.S. and is widely recognized in the international market. Most of the Company's competitors are substantially larger and have greater financial, production and marketing resources than the Company. Competition is generally based upon quality, technical specifications and price.

  Research and Development. The Company incurred research and development expenses of $195,400 during the fiscal year ended June 30, 1999 compared to $174,700 during the fiscal year ended June 30, 1998, in connection with the development of new products. Refer to Item 6 for detailed information regarding the Company's research and development activities.

  Environmental Protection. The Company's manufacturing operations, like those of the industry in general, are subject to numerous existing and proposed federal and state regulations designed to protect the environment, to establish occupational safety and health standards and to cover other matters. The Company believes that its operations are in compliance with such existing regulations.


  Employees. At the end of fiscal year ending June 30, 1999, the number of total persons employed by the Company was 23, of which 22 were employed by the Company on a full-time basis. On September 1, 1999, the Company employed 23 full-time persons and one part-time person. None of the Company's employees are represented by any unions.


ITEM 2.  DESCRIPTION OF PROPERTY.

  As of September 1, 1999, the Company's offices and manufacturing facilities consisted of the following:

                                        Square          Lease        Annual
                         Use of         Feet            Expiration   Rental
Location of Space        Space          (Approx.)       Date
Payments(*)
-----------------        ----------     ---------      -----------  -----------
                         Executive      25,000         December 31, $199,900
Airport International    Offices/                      2004
Plaza                    Manufacturing
70 Orville Drive
Bohemia, NY 11716

(*)  Reflects future minimum rental payments for fiscal year 2000.
See Notes to the Financial Statements for information about the Company's lease obligations.

ITEM 3. LEGAL PROCEEDINGS.

  In January 1999, Troemner began supplying VWR, the Company's second largest customer in terms of net sales, with a vortex mixer which the Company believes violates the trade dress rights of the Company's Vortex-Genie 2 (registered trademark) mixer and one of the Company's utility patents. The Vortex-Genie 2 (registered trademark) mixer and related accessories which the Company sold to VWR as their private label mixer for many years is the Company's primary product accounting for approximately 97% of the Company's total net sales for fiscal 1999. The Company also learned that Troemner began soliciting business from the Company's other customers for Troemner's vortex mixer at a markedly lower price than the Vortex-Genie 2 (registered trademark) mixer price. As a result, on January 26, 1999, the Company filed a complaint against VWR and Troemner in District Court alleging, among other things, that VWR and Troemner's manufacture, sale, promotion, and distribution of a vortex mixer called the "VWRbrand Mini-Vortexer" infringes the Company's trade dress rights in the housing configuration of the Vortex-Genie 2 (registered trademark) mixer, infringes one of the Company's patents, and constitutes unfair competition. The Company seeks an award for monetary damages trebled, recovery of its attorneys' fees and expenses, as well as permanent injunctive relief.

  On March 8, 1999, the defendants denied the material allegations of the complaint and asserted certain affirmative defenses and counterclaims against the Company for unfair competition and a declaratory judgment of non-infringement and invalidity of the Company's patent. On March 17, 1999, the Company denied the material allegations of the counterclaim and made a motion that VWR and Troemner be preliminarily enjoined from making, selling, promoting and distributing the VWRbrand Mini-Vortexer. On May 11, 1999, the District Court granted the Company's motion for a preliminary injunction on the grounds that the Company is likely to succeed on its trade dress infringement claim. In connection with the granting of the preliminary injunction, the District Court required the Company to post an injunction bond in the amount of $500,000 which it did on May 7, 1999.
Subsequent to the granting of the preliminary injunction, Troemner began supplying VWR with a modified version of their VWRbrand Mini-Vortexer. The District Court's preliminary injunction order is presently on appeal to the United States Court of Appeals for the Federal Circuit.

  Counsel for the Company is unable at this time to form a judgment on this matter and, as a result, the Company is unable to determine if the litigation will have a material adverse effect on the Company's financial condition or results of operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

  No matters were submitted to a vote of security holders during the fourth quarter of the Company's fiscal year ended June 30, 1999.

                               PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
   MATTERS.

    (a) The Company's Common Stock is traded in the over-the-counter market. The following table sets forth the low and high bid quotations for the fiscal years ended June 30, 1999 and 1998, as reported by the National Association of Securities Dealers, Inc. Electronic Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:


     For Fiscal Quarter Ended:             Low Bid    High Bid
                   09/30/97                 1 1/4      1 7/16
                   12/31/97                 1 7/16     2 1/8
                   03/31/98                 1 9/16     1 7/8
                   06/30/98                 1 5/8      1 7/8
                   09/30/98                 1 3/4      1 15/16
                   12/31/98                 1 3/4      1 3/4
                   03/31/99                  21/32     1 3/4
                   06/30/99                   3/8       23/32

     (b) There were, as of August 31, 1999, 908 record holders of the Company's Common Stock.

     (c)    The Company paid no dividends during the last two fiscal years.


ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

  Results of Operation. Net sales for fiscal year ended June 30, 1999 ("fiscal 1999") decreased $243,400 (7.1%) compared to last year primarily as a result of the loss of sales to VWR. Sales to VWR for fiscal 1999 decreased $506,000 compared to the prior year, primarily as a result of VWR's decision to purchase vortex mixers from Troemner instead of the Company. However, sales to all other domestic and foreign customers increased approximately 10% over the prior year. Our previously announced new products, the Roto-Shake Genie(trademark) rotator/rocker and the TurboMix (trademark) attachment for our vortex mixer accounted for approximately 4% of our net sales for fiscal 1999.
The gross profit percentage of 35.3% for fiscal 1999 decreased from 38.6% for the fiscal year ended June 30, 1998 ("fiscal 1998"), mainly due to the loss of sales to VWR.

  General and administrative expenses decreased $117,500 (14.1%) for fiscal 1999 compared to last year due to lower personnel related costs, fewer expenses related to the pursuit of external business opportunities, and lower general legal expenses.

  Selling expenses decreased $17,900 (12.9%) compared to fiscal 1998 primarily as a result of lower promotional expenses for the vortex mixer.

  Research and development expenses increased $20,700 (11.8%) for fiscal 1999 compared to fiscal 1998 due to the Company's continued commitment to the development of new products. The Company intends to continue investing in research and development activities at approximately the same rate in fiscal 2000.

  The litigation costs of $519,100 in fiscal 1999 incurred in connection with the litigation with VWR and Troemner combined with the lost profits associated with the lost sales to VWR as well as lower selling prices in the later part of the fiscal year resulting from price pressures brought on by Troemner, resulted in a loss before taxes of $390,600 for fiscal 1999 compared to income before taxes of $210,200 for fiscal 1998.

  The Company is unable to predict the future financial impact the litigation will have due to the uncertainty of its outcome. See Item 3 for additional information regarding the litigation.

  Liquidity and Capital Resources.   The Company's working capital
for fiscal 1999, decreased $348,300 to $1,252,400 as compared to $1,600,700 for fiscal 1998, primarily due to the litigation costs. See Item 3 for additional information regarding the litigation. The litigation costs have had a material impact on the Company's liquid resources. However, management believes that it will be able to meet its cash flow requirements during the next fiscal year from its available financial resources which include cash generated from operations and its cash and cash equivalents and investment securities. In addition, the Company has available a secured bank line of credit of $200,000 with North Fork Bank. The credit line expires on November 1, 1999 and carries interest at prime plus 1%. The Company could utilize the proceeds of these amounts for working capital needs. The Company has not utilized this credit line.

  Capital Expenditures. During fiscal 1999, the Company did not incur any material capital expenditures. The Company does not expect to incur in the normal course of business any material capital expenditures during fiscal year 2000. It is anticipated, as in past fiscal years, that the funds for such expenditures, if any, will be funded from the Company's operations or available working capital.

  Inflation. Due to the demand for medical cost containment, management believes that inflation will continue to have a material effect on the Company's existing products. Although the Company's laboratory products are not considered medical equipment, they are used in laboratories in medically-related areas. Therefore, the existing products will be sensitive to inflationary pressures since it will be difficult to fully pass on cost increases.

  Readiness for Year 2000. The Year 2000 presents potential concerns for business and consumer computing. The consequences of this issue may include systems failures and business process interruption. It may also include additional business and competitive differentiation.

  The Company's accounting information is processed using purchased computer software programs and systems which are susceptible to the Year 2000 issue. Currently the Company's critical software programs and hardware are Year 2000 compliant. The cost to address such issues is not material to the Company. Nevertheless, the Company is in the process of formulating contingency plans for certain internal systems in the event management determines that such contingency plans may become necessary.

  All organizations dealing with the Year 2000 issue must address the effect this issue will have on their third-party relationships. The Company has also undertaken steps to identify whether its vendors have sufficiently identified and are taking steps to address the Year 2000 issue. Although the Company's vendors indicated that they will be compliant, the Company believes it will be prudent to have sufficient raw materials on hand to avoid any business interruptions in 2000.

  The Company's management believes the impact of the Year 2000 issue will not cause any material disruptions in the Company's operations. However, the impact of such potential disruptions is difficult to discern due to the uncertainty of third parties' ability to function in Year 2000, and nonetheless remains a risk to be considered in evaluating the financial prospects of the Company.

ITEM 7. FINANCIAL STATEMENTS.

  The Financial Statements required by this item are attached hereto on pages F1-F18.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

  Not applicable.

                               PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

  Directors
  ---------
     The name, principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each director are set forth below.

     Arthur M. Borden, Esq. (age 79) has been counsel to Rosenman & Colin LLP since 1997, and for the prior five year period he was a partner.
Mr. Borden was first elected to the Board of Directors of the Company in 1974 and his current term as director expires in 2000.

     James S. Segasture (age 63) has been a private investor since February
1990.   Mr. Segasture was first elected to the Board of Directors of the
Company in 1991 and his current term as director expires in 2001.

     Joseph I. Kesselman (age 74) is a consultant to various corporations, and a director of Nuclear and Environmental Protection Inc., Perrot Duval Holding S.A.and Infranor Inc. (a developer and manufacturer of servo systems). For the prior five year period, he was both Chairman and Chief Executive Officer of Greentree Software, Inc. (a developer and provider of proprietary inventory control software) and later served as a consultant to Greentree Software Inc. Mr. Kesselman was first elected to the Board of 61 and his current term as director expires in 2001.

     Lowell A. Kleiman (age 58) has been employed by the Company for over thirty years, and has been President since September 1974. Mr. Kleiman was first elected to the Board of Directors of the Company in 1970 and is currently a nominee for election to the Board of Directors.

     Roger B. Knowles (age 74) is President of various corporations, including Conductive Systems, Inc. (a manufacturer of EMI and RFI shielding material), and G.H. Realty Company (real estate), and a director of Ionic, Inc.
(an investment company).   Mr. Knowles was first elected to the Board of
Directors of the Company in 1965 and is currently a nominee for election to the Board of Directors.

Executive Officers
------------------
     Lowell A. Kleiman, 58, President; Cathy Pulver-Dugan, 49, Vice President in charge of the manufacturing, inventory control, and administration functions; and Helena R. Santos, CPA, 35, Vice President, Controller in charge of all accounting functions. Biographical information of executive officers of the Company who are not directors is set forth below.

     Cathy Pulver-Dugan (age 49) has been employed by the Company for over twenty years and has served as Vice President of the Company since 1984.

     Helena R. Santos, CPA (age 35) has been employed by the Company since 1994, and has served as Vice President, Controller since 1997. Prior to joining the Company, Ms. Santos was an internal auditor with a major defense contractor, and prior to that was employed in public accounting.

SECTION 16(a) Beneficial Ownership Reporting Compliance

     Based solely on the Company's review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that, for the period July 1, 1998 to June 30, 1999, all filing requirements of Section 16(a) of the Securities Act of 1934, as amended, applicable to its officers, directors and 10% stockholders were complied with, other than the filing of a Form 4 by Mr. Kleiman. The filing was effected in August 1999 through a Form 5.

ITEM 10.  EXECUTIVE COMPENSATION.

     The following table summarizes all compensation paid by the Company to Lowell A. Kleiman with respect to each of the three fiscal years ended
 June 30, 1999 for services in all capacities as the Company's principal executive officer. No other executive officer earned in excess of $100,000 in any of such fiscal periods.

                    Summary Compensation Table
                    --------------------------
                        Annual Compensation         Long Term Compensation
                        -------------------         ----------------------
                                                    All Other
Name and Principal  Year    Salary      Bonus       Compen-
     Position                 $           $         sation
 -----------------  ----    ------      -----       ---------
Lowell A. Kleiman   1999   $160,000     $ -         $3,200(1)
President           1998   $160,000     $ -         $3,200(1)
                    1997   $120,700     $9,750      $3,025(1)

(1) Represents the Company's matching contribution to Mr. Kleiman's account under the Company's 401(k) Plan.

Aggregated Option Exercises in Last Fiscal Year And FY-End Option Values
------------------------------------------------------------------------
                   Shares of         Number of Securities   Value of
                   Common            Underlying             Unexercised
                   Stock             Unexercised            in-the-Money
                   Acquired   Value  Options                Options
                   on         Real-  At FY-End (#)          at FY-End ($)
                   Exercise   ized   Exercisable/           Exercisable/
Name                          ($)(1) Unexercisable          Unexercisable(2)
-----------------  --------  ------ -------------           ----------------

Lowell A. Kleiman  10,000    $1,875  60,000/10,000          $46,500/0(3)

(1) Calculated by multiplying the difference between the market price of the shares of Common Stock acquired on exercise and the exercise price of the options on the date of exercise.

(2) Calculated by multiplying the number of shares of Common Stock subject to options by the difference between the market price and exercise price, per share, on June 30, 1999.

(3) On June 30, 1999 the market price was lower than the exercise price.

Directors' Compensation
-----------------------

     The Company currently pays each non-employee director a quarterly retainer of $750 and a fee of $500 for each meeting attended, plus reimbursement for out-of-pocket expenses incurred in connection with attendance of board meetings in the amount of $50 or the director's itemized expenses, whichever is greater.

     During the fiscal year ended June 30, 1999, the Company paid fees in the amount of $19,000 to non-employee directors.

     On February 11, 1992, before the adoption of the Company's 1992 Stock Option Plan, the Company issued to each of its four non-employee directors, Messrs. Arthur M. Borden, Joseph I. Kesselman, Roger B. Knowles and James S. Segasture, ten year non-qualified options to purchase 12,000 shares of Common Stock, 4,000 shares of Common Stock of which were immediately exercisable, 4,000 shares of Common Stock of which were fully exercisable on and after the first anniversary of the date of such grant and 4,000 shares of Common Stock which were fully exercisable after the second anniversary of the date of such grant; all such options were exercisable at $.35. In the event of the death of a participant, while in the employ or service of the Company, the options shall become exercisable in full until the earlier of expiration of the option or one year from date of death. In March 1993, Messrs. Borden, Kesselman, and Segasture each exercised 8,000 shares of Common Stock pursuant to such options.

 The Company's 1992 Stock Option Plan calls for options to purchase 3,000 shares of Common Stock at the then fair market value to be issued each March for four years to each non-employee director who shall be on the Board of Directors on the first business day of each March, beginning in March 1993. In addition, in December 1997, the Board of Directors approved the issuance of an annual grant of options to purchase 4,000 shares of Common Stock for each non-employee director beginning in December 1997 at the fair market value on the date of grant. The fair market value per share of Common Stock on the date of grant was $1.875 in 1999, $1.87 in 1998, $2.00 in 1997, $1.2813 in
 1996, $1.3125 in 1995, $.9375 in 1994, and $.50 in 1993.  All options were immediately exercisable.

Employment Agreement
--------------------

 On August 14, 1997, the Company amended and extended an employment contract with the Company's President, Lowell A. Kleiman, through June 2000. The contract provides for an annual salary of $160,000 beginning in fiscal 1998 and a bonus for fiscal 1998, if certain gross profit levels were met. The contract also grants Mr. Kleiman a five-year stock option for 10,000 shares of Common Stock exercisable under certain circumstances. The contract contains provisions regarding his termination of employment, within three years following a change of control (as defined therein), under which the Company is obligated to pay Mr. Kleiman additional compensation consisting of a base amount representing his annual salary and other benefits for the period between the date of his termination of employment and three years from any change of control subject to the limitation of it not exceeding 2.99 times the base amount. The other benefits include continued use of a Company car, four weeks paid vacation each year and, in the event that Mr. Kleiman should die within the employment period, the payment to his widow, if living, or, if not, to his legal representatives, of $5,000 as soon as practicable and an amount equal to Mr. Kleiman's current annual salary payable in monthly installments. In such e ent, if the Company receives $500,000 of insurance proceeds, less any expenses incurred therein, $50,000 of those benefits will be paid to his beneficiary as above. THe Company is the beneficiary for the balance of the insurance proceeds.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

 The following table sets forth, as of year end, the number of shares of Common Stock beneficially owned by (i) the persons known to the Company to be owners of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company, identified in the Summary Compensation Table included elsewhere herein, and (iv) all directors and executive officers as a group.

                                       Sole Voting and Dispositive Power
                                       ---------------------------------
                                       Number        Percentage of Class
                                       ---------     -------------------
Five Percent Stockholders,
--------------------------
 Directors and Executive Officers:
 ---------------------------------
Class C Directors:
------------------
 Lowell A. Kleiman                     149,581 (3)        16.5%
 Roger B. Knowles                       79,705 (4) (5)     9.2%

Class A Directors:
------------------
 Arthur M. Borden                       50,540 (1)         5.9%
 James S. Segasture
 (and Kristine K. Segasture)           164,757 (1)        19.2%

Class B Director:
-----------------
 Joseph I. Kesselman                    51,520 (2)         6.0%

All current directors and
executive officers as a group
 (seven persons)                      546,418 (6) (7)     51.6%

(1) Includes 24,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(2) Includes 24,000 shares of Common Stock issuable upon exercise of currently exercisable options. Includes 735 shares of Common Stock owned jointly with Mrs. Kesselman.

(3) Includes 70,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(4) Includes 44,158 shares of Common Stock owned by Mrs. Knowles; includes 1,337 shares of Common Stock owned by a trust of which Mr. Knowles is a trustee, beneficial ownership of which is disclaimed by Mr. Knowles.

(5) Includes 32,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(6) Includes 224,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(7) Includes 50,000 shares of Common Stock issuable upon exercise of currently exercisable options granted to two executive officers who are not directors.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

  During the last two years, there were no transactions or proposed transactions with any director, executive officer, nominee for election as a director, security holder, or any member of their immediate families.

ITEM 13.    EXHIBITS AND REPORTS ON FORM 8-K.

(a) Exhibits

    The exhibits to this report are listed in the Exhibit Index at the end of this report.


(b) Reports on Form 8-K

    There were no reports on Form 8-K filed during the last quarter of the period covered by this report with the Securities and Exchange Commission.


                              SIGNATURES

  In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       SCIENTIFIC INDUSTRIES, INC.
                                       (Registrant)


                                      /S/Lowell A. Kleiman
                                      --------------------
                                      Lowell A. Kleiman
                                      President and Treasurer
                                      Principal Executive and Financial Officer


                                      /S/Helena R. Santos
                                      -------------------
                                      Helena R. Santos
                                      Vice President, Controller and Assistant
                                       Treasurer
                                      Principal Accounting Officer



Date:  October 28, 1999

 EXHIBIT INDEX


 Exhibit         Description
 Number
--------    -----------------------------------
  3         Articles of Incorporation and By-Laws:

  3(a) Certificate of Incorporation of the Company as amended. (Filed as Exhibit 1(a-1) to the Company's
            General Form for Registration of Securities on Form 10 dated February 14, 1973 and incorporated by reference thereto.)

  3(b) Certificate of Amendment of the Company's Certificate of Incorporation, as filed on January 28, 1985. (Filed as Exhibit 3(a) to the Company's annual report on Form 10-K for the fiscal year ended June 30, 1985 and incorporated by reference thereto.)

  3(c) By-Laws of the Company, as amended. (Filed as Exhibit 3(b) to the Company's annual report on Form 10-K for the fiscal year ended June 30, 1985 and incorporated by reference thereto).

  10        Material Contracts

            Letter of Intent to exercise 5-year option under the Company's lease for its offices and manufacturing facilities.

  21        Subsidiaries of the Registrant

            Scientific Packaging Industries, Inc., a New York corporation, is a wholly-owned subsidiary of the Company, and does business under the name "Scientific
            Packaging Industries".




          Report of Independent Certified Public Accountants



Board of Directors and Shareholders
Scientific Industries, Inc. and subsidiary
Bohemia, New York


We have audited the accompanying consolidated balance sheets of Scientific Industries, Inc. and subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Scientific Industries, Inc. and subsidiary as of June 30, 1999 and 1998, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.





August 31, 1999


                                 F-1
                               ------






               SCIENTIFIC INDUSTRIES, INC. & SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 1999 AND 1998

                                  ASSETS
                               -----------


                                      1999             1998
                                   -----------    -----------
Current assets:
     Cash and cash equivalents     $   229,100    $   165,900
     Investment securities             522,500      1,035,600
     Trade accounts receivable,
      less allowance for doubtful
      accounts of $7,400 in 1999
      and 1998                         323,000        269,300
     Inventories                       366,000        341,000
     Recoverable income taxes          102,000           -
     Prepaid expenses and other
      current assets                    48,300         59,400
     Deferred income taxes                -            21,200
                                   -----------    -----------
      Total current assets           1,590,900      1,892,400


Property and equipment, net            180,500        150,800
                                   -----------    -----------
Other assets and deferred charges:
     Intangible assets, less
      accumulated amortization of
      $57,700 and $38,300 in
      1999 and 1998                     42,500         55,200
     Deferred income taxes                -            22,700
     Other                             144,100        135,600
                                   -----------     ----------
                                       186,600        213,500
                                   -----------     ----------
                                    $1,958,000     $2,256,700
                                   ===========     ==========

                    LIABILITIES AND SHAREHOLDERS' EQUITY
                    ------------------------------------
Current liabilities:
     Accounts payable              $   244,000    $   108,600
     Accrued expenses                   94,500        167,900
     Customer advances                    -            15,200
                                   -----------    -----------
     Total current liabilities         338,500        291,700

Deferred compensation                   94,300         87,800
                                   -----------    -----------

Commitments and contingencies

Shareholders' equity:
     Common stock, $.05 par value;
      authorized 7,000,000 shares;
      issued 855,342 shares in 1999
      and 854,374 shares in 1998        42,800         42,700
     Additional paid-in capital        869,500        852,500

     Accumulated other comprehensive
      income (loss), unrealized
      holding gain (loss) on investment
      securities                    (    1,000)         3,400
     Retained earnings                 666,300      1,031,000
                                     ---------      ---------
                                     1,577,600      1,929,600
     Less common stock held in
      treasury, at cost,
      19,802 shares                     52,400         52,400
                                     ---------      ---------
                                     1,525,200      1,877,200
                                     ---------      ---------
                                    $1,958,000     $2,256,700
                                    ==========     ==========


          See notes to consolidated financial statements


                                F-2
                               -----


              SCIENTIFIC INDUSTRIES, INC. & SUBSIDIARY
               CONSOLIDATED STATEMENTS OF OPERATIONS
                YEARS ENDED JUNE 30, 1999 AND 1998

                                       1999           1998
                                    ----------     ----------
Net sales                          $3,171,300      $3,414,700

Cost of sales                       2,053,000       2,098,200
                                   ----------      ----------
Gross profit                        1,118,300       1,316,500
                                   ----------      ----------
Operating expenses:
     General and administrative       717,100         834,600
     Selling                          121,300         139,200
     Research and development         195,400         174,700
                                   ----------      ----------
                                    1,033,800       1,148,500
                                   ----------      ----------
Income from operations                 84,500         168,000
                                   ----------      ----------

Other income (expenses):
     Litigation costs            (    519,100)          -
     Interest and other income         44,000          42,200
                                 ------------       ---------
                                 (    475,100)         42,200
                                 ------------       ---------
Income (loss) before income
 taxes (benefit)                 (    390,600)        210,200
                                 ------------       ---------
Income taxes (benefit):
     Current                     (     86,900)         22,500
     Deferred                          43,900           7,200
                                 ------------       ---------
                                 (     43,000)         29,700
                                 ------------       ---------
Net income (loss)                ($   347,600)    $   180,500
                                 ============     ===========

Net income (loss) per
 common share - basic            ($       .42)    $       .22
                                 ============     ===========
Net income (loss) per
 common share - diluted          ($       .42)    $       .18
                                 ============     ===========







         See notes to consolidated financial statements


                                    F-3
                                   -----



                            SCIENTIFIC INDUSTRIES, INC. & SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                               YEARS ENDED JUNE 30, 1999 AND 1998



                                                            Accumulated
                                             Additional     Other
                            Common Stock     Paid-in        Comprehensive

                            --------------   Capital        Income (Loss)
                            Shares  Amount
                            ------ -------   ----------     -------------

Balance, July 1, 1997      846,041 $42,300   $842,300       $   300


Net income                    -       -          -               -
Other comprehensive income:
 Unrealized holding gains
  arising during period       -       -          -            3,100
Comprehensive income          -       -          -               -
Exercise of stock options    8,333     400     10,200            -
                           ------- -------   --------       -------
Balance, June 30, 1998     854,374  42,700    852,500         3,400

Net loss                      -       -          -             -
Other comprehensive income:
 Unrealized holding gains
  arising during period       -       -          -              600
 Less: reclassification adjust-
  ment for gains included in
  net loss                    -       -          -        (   5,000)
Comprehensive loss            -       -          -             -
Exercise of stock options      968     100     17,000          -
                          -------- -------   --------      --------
Balance, June 30, 1999     855,342 $42,800   $869,500       ($1,000)



                                                               Total
                           Retained        Treasury Stock      Shareholders'
                           Earnings        Shares  Amount      Equity
                           --------        ------  ------      -------------
Balance, July 1, 1997      $850,500        19,802 $52,400      $1,683,000
                                                               -------------
Net income                  180,500          -       -            180,500
Other comprehensive income:
 Unrealized holding gains
 arising during period         -             -       -              3,100
                                                               -------------
Comprehensive income           -             -       -            183,600
                                                               -------------
Exercise of stock options      -             -       -             10,600
                           --------        ------  ------      -------------
Balance, June 30, 1998    1,031,000        19,802  52,400       1,877,200
                                                               -------------
Net loss                  ( 347,600)         -       -          ( 347,600)
Other comprehensive income:
 Unrealized holding gains
 arising during period         -             -       -                600
Less: reclassification
 adjustment for gains
 included in net loss          -             -       -          (   5,000)
                                                               -------------
Comprehensive loss             -             -       -          ( 352,000)
Exercise of stock options (  17,100)         -       -               -


                            --------       ------  ------      -------------


Balance, June 30, 1999   $  666,300        19,802 $52,400      $1,525,200
                         ===========       ====== =======      =============

               See notes to consolidated financial statements
                                  F-4
                                 -----




               SCIENTIFIC INDUSTRIES, INC. & SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED JUNE 30, 1999 AND 1998


                                            1999         1998
                                         -----------  -----------

Operating activities:
 Net income (loss)                      ($   347,600)  $ 180,500
 Adjustments to reconcile net income
  (loss) to net cash provided by
   (used in) operating activities:
    Gain (loss) on sale of investments  (      5,000)        300
    Depreciation and amortization             94,500      77,800
    Deferred income taxes                     43,900       7,200

       Changes in assets and liabilities:
        Accounts receivable             (     53,700)     12,200
        Inventories                     (     25,000) (   11,000)
        Prepaid expenses and other
         current assets                 (     90,900)     23,100
        Other assets                    (      8,500) (   11,700)
        Accounts payable                     135,400      25,800
        Accrued expenses                (     73,400) (   94,600)
        Customer advances               (     15,200)     11,400
        Deferred compensation                  6,500       9,900
                                        -------------  -----------
               Total adjustments               8,600      50,400
                                        -------------  -----------
         Net cash provided by (used in)
               operating activities     (    339,000)    230,900
                                        -------------  -----------
     Investing activities:
      Purchase of investment securities ( 1,193,700) (1,650,700) Redemption of investments
       principally held to maturity        1,693,700   1,504,400
      Capital expenditures              (     91,100) (   56,900)
      Purchase of intangible assets     (      6,700) (   19,000)
                                        ------------- -----------
         Net cash provided by (used in)
               investing activities          402,200  (  222,200)
                                        ------------- -----------
Financing activities,
     issuance of common stock for
      options exercised                         -         10,600
                                        ------------- -----------
Net increase in cash and cash equivalents     63,200      19,300

Cash and cash equivalents,
 beginning of year                           165,900     146,600
                                        ------------- -----------
Cash and cash equivalents, end of year  $    229,100  $  165,900
                                        ============= ===========


Supplemental disclosures of cash flow information:
     Cash paid for income taxes         $      3,200  $   89,600

     Non-cash financing activities:
          See Note 11 for 1999 exercise of stock options.




                  See notes to consolidated financial statements

                                    F-5
                                   -----



                     SCIENTIFIC INDUSTRIES, INC. & SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED JUNE 30, 1999 AND 1998


1.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Scientific Industries, Inc. and Scientific Packaging Industries, Inc., its inactive wholly-owned subsidiary (collectively referred to as the "Company"). All material intercompany balances and transactions have been eliminated.

     Revenue Recognition

     Sales are recorded when the goods are shipped to customers.

     Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Investment Securities

     Securities which the Company has the ability and positive intent to hold to maturity are carried at amortized cost. All held-to-maturity securities mature within one year.
Securities available for sale are carried at fair value with unrealized gains or losses reported in a separate component of shareholders' equity. Realized gains or losses are determined based on the specific identification method.

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out basis) or market.

                                F-6
                               -----


1. Summary of Significant Accounting Policies (Continued)

     Property and Equipment

     Property and equipment are stated at cost. Depreciation of computer equipment, machinery and equipment and furniture and fixtures is provided for primarily by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized by the straight-line method over the term of the related lease or the estimated useful lives of the assets, whichever is shorter. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the useful life or to the undepreciated balance is warranted.

     Intangible Assets

     Intangible assets consist of licensing agreements, patents and trademarks which are stated at cost. Amortization is provided for by the straight-line method over five years.

     Income Taxes

     The Company accounts for income taxes according to the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. Deferred income taxes result principally from the timing of the deductibility of the rent accrual, inventory adjustments, the deferred compensation agreement described in Note 9, the use of accelerated methods of depreciation and amortization for tax purposes, and net operating loss and tax credit carryforwards.

     Stock-Based Compensation

The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation and as permitted by this standard, will continue to apply the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25 to its stock options and other stock-based employee compensation awards and provide the pro forma disclosures required by SFAS No. 123 (see Note 11).


                              F-7
                             -----


1. Summary of Significant Accounting Policies (Continued)

     Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in accounting for income taxes, accrual for self-insurance claims, and depreciation and amortization.

     Net Income (Loss) Per Share

     Basic net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares outstanding. Diluted net income per share includes the dilutive effect of stock options.


     Comprehensive Income

     For the year ended June 30, 1999, the Company adopted SFAS
No. 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income in financial statements.


2.   Line of Business and Concentration of Credit Risk

               The Company is engaged in the manufacturing and marketing of scientific equipment for hospital and industrial laboratories and other healthcare related entities.
Approximately 97% of all sales are generated from the Vortex Genie 2 (registered trademark) mixer and related accessories (see
Note 14). The Company does not obtain collateral for its accounts receivable.

     Certain information relating to the Company's export sales and principal customers are as follows:

                                               1999         1998
                                           -----------  ------------
    Export sales (net)
     (principally Europe and Asia)         $1,166,100   $1,137,100

    Customers in excess of 10% of net sales:
      Largest in 1999 and 1998              1,154,000    1,079,700

    Second largest in 1999 and 1998
     (see Note 14)                            390,900      896,700


                                      F-8
                                     -----

3.        Investment Securities

               Details as to investment securities are as follows:


                                Gross Cost or                    Unrealized
                                Amortized        Fair            Holding
                                Cost             Value           Gain (Loss)
                                -------------    -----------     -----------
At June 30, 1999:
-----------------
  Available for sale:
   Equity securities            $  19,400        $   18,400      ($   1,000)
                                =========        ==========      ===========
  Held-to-maturity:
   State and municipal          $ 471,100        $  471,100       $     -

   Certificates of Deposit         33,000            33,000             -
                                ---------        ----------      -----------
                                $ 504,100        $  504,100       $     -

                                =========        ==========      ===========
At June 30, 1998:
-----------------
  Available for sale:
   Equity securities            $  16,100        $   19,500       $   3,400
                                =========        ==========      ===========
  Held-to-maturity:
   State and municipal         $1,016,100        $1,016,200       $     100
                               ==========        ==========      ===========


4.   Inventories

                                             1999               1998
                                           --------           --------
     Raw materials                         $301,300           $309,300
     Work-in-process                         11,200              8,900
     Finished goods                          53,500             22,800
                                           --------           --------
                                           $366,000           $341,000
                                           ========           ========

                                     F-9
                                    -----


5.   Property and Equipment, Net

                                          Useful Lives
                                            (Years)        1999       1998
                                                       ---------- ----------

     Computer equipment                      3 - 5       $150,600   $138,200
     Machinery and equipment                 3 - 7        153,700     77,400
     Furniture and fixtures                  4 - 10        38,000     37,100
     Leasehold improvements                  3 - 8         32,400     30,900
                                                         --------   --------
                                                          374,700    283,600

     Less accumulated depreciation and
      amortization                                        194,200    132,800
                                                         --------   --------
                                                         $180,500   $150,800
                                                         ========   ========

6.   Intangible Assets

     In 1995, the Company entered into an agreement to license the rights to certain laboratory equipment developed and manufactured by another company. The carrying value of the license, including related costs, net of accumulated amortization amounted to $20,100 and $32,500 at June 30, 1999 and 1998. The agreement provides that the Company may elect to engage the sellers to perform certain consulting services for an agreed-upon fee.
Fifty percent of all consulting fees paid to the seller constitute prepayment against any royalties payable to the seller. Prepaid royalties under this agreement amounted to $11,600 and $14,500 at June 30, 1999 and 1998. As of June 30, 1999 and 1998, no royalties have been earned.


7.   Bank Line of Credit

The Company has a $200,000 secured bank line of credit collateralized by all the assets of the Company. The credit line expires on November 1, 1999 and bears interest at prime plus 1%. The Company did not utilize this credit line. To support the line of credit available, the Company is to maintain 20% of the credit line in average monthly balances.


                                    F-10
                                   ------

8.   Employee Benefit Plan

     The Company has a 401(k) profit sharing plan for all eligible employees as defined in the plan. The plan provides for voluntary employee salary contributions from 1% to 15% not to exceed the statutory limitation provided by the Internal Revenue Code. The Company shall match 50% of each participant's salary deferral election, up to a maximum amount for each participant of 2% of his compensation. The Company also has the option to make an additional profit sharing contribution to the plan. Employer matching contributions to the plan amounted to $15,500 in 1999 and $14,100 in 1998.

9.   Commitments and Contingencies

     Leases

     The Company is obligated through December 2004 under a noncancelable operating lease for its premises, which requires minimum annual rentals and certain other expenses, including real estate taxes and insurance. Rental expense under the above lease amounted to approximately:

                                          1999              1998
                                        --------          --------

      Minimum rent expense              $163,100          $163,100
          Other charges                    6,800             5,800
                                        --------          --------
                                        $169,900          $168,900
                                        ========          ========

     As of June 30, 1999, the Company's approximate future minimum rental payments on all operating leases are as follows:

               Fiscal Years
               ------------
                    2000                         $207,700
                    2001                          212,700
                    2002                          217,100
                    2003                          228,100
                    2004                          239,700
                    2005                          122,900


                                 F-11
                                ------


9. Commitments and Contingencies (Continued)

Leases (Continued)

     In accordance with generally accepted accounting principles, the future minimum annual rental expense, computed on a level basis, will be approximately $223,100 under the terms of the lease. Accrued rent, payable in future years, amounted to $17,400 and $47,800 at June 30, 1999 and 1998.

Employment Contract

     On August 14, 1997, the Company amended and extended an employment contract with its President through June 2000. The contract provides for an annual salary of $160,000 and for the payment of a bonus for fiscal 1998 only if certain gross profit levels, as defined, were met. A bonus was not provided for in the 1998 financial statements since the levels were not met. The contract also granted the President a five-year option to purchase 10,000 shares of common stock at $1.50 per share. An additional agreement with the President provides that, in the event of termination of his employment within three years after a change of control of the Company, as defined, the Company would be liable for a maximum of approximately three years' salary plus certain benefits.

     The employment contract also provides that, at his option, a portion of the compensation may be deferred to future years. The deferred amounts are to be placed in a separate investment account and all earnings or losses will be for his benefit. As of June 30, 1999 and 1998, $94,300 and $87,800 was segregated into such an account and is included in other assets. The balance due to him is payable out of (but not secured by) the account, in five equal annual installments commencing after the termination of employment. In the event of a change in control of the Company, the entire balance is immediately payable.



                                 F-12
                                ------
10.  Income Taxes

     Income taxes (benefit) for 1999 and 1998 were different from the amounts computed by applying the Federal income tax rate to the income or loss before income taxes due to the following:

                                          1999                      1998
                                     ---------------         ---------------
                                              % of                     % of
                                              Pretax                   Pretax
                                     Amount   Loss           Amount    Income
                                     -------- ------         --------  ------
Computed "expected" income
 tax (benefit)                     ($132,800) (34.0%)         $71,500   34.0%
State income taxes, net of federal
 income tax (benefit) effect            -        -              6,400    3.0
Differences due to graduated
 tax rates                             9,200    2.4          ( 11,300) ( 5.4)
Non-taxable interest income        (   9,600) ( 2.5)         ( 11,900) ( 5.7)
Research and development credits   (  11,900) ( 3.0)         ( 10,700) ( 5.1)
Other                              (     700) (  .2)         ( 14,300) ( 6.8)
Increase in valuation allowance      102,800   26.3              -         -

                                    --------  ------          -------  ------
     Actual income taxes (benefit  ($ 43,000)( 11.0%)         $29,700  14.0%
                                    ========  ======          =======  ======

     Deferred tax assets and liabilities consist of the following:

                                           1999                    1998
                                        ----------             ----------
     Deferred tax assets:
      Amortization of patents           $  14,500              $   8,000
      Deferred compensation                32,100                 25,400
      Net operating loss carryforwards     36,700                   -
      Rent accrual                          5,900                 13,900
      Tax credit carryforwards             11,900                   -
      Other                                 8,800                  7,400
                                        ----------             ----------

                                          109,900                 54,700
     Deferred tax liability:
      Depreciation of property and
       equipment                      (     7,100)             (  10,800)
                                       -----------             ----------
                                          102,800                 43,900
     Valuation allowance              (   102,800)                  -
                                       -----------             ----------
     Net deferred tax assets           $     -                 $  43,900
                                       ===========             ==========

                                    F-13
                                   ------

10.  Income Taxes (Continued)

     At June 30, 1999, the Company has net operating loss and tax credit carryforwards of approximately $108,000 and $11,900 expiring in 2019 and 2014, respectively. A valuation allowance has been recognized to offset the full amount of deferred tax assets at June 30, 1999 due to the uncertainty of realizing these assets in the future.


11.  Stock Options

     The Company has established a stock option plan which provides for the grant of options to purchase up to 300,000 shares of common stock of the Company, par value $.05 per share, ("Common Stock"), through February 2002. The plan provides for the granting of incentive stock options and non-incentive stock options. Incentive stock options may be granted to employees at an exercise price equal to 100% (or 110% if the optionee owns directly or indirectly more than 10% of the outstanding voting stock) of the fair market value of the shares of Common Stock on the date of the grant. Non-incentive stock options shall be granted at an exercise price not less than 85% of the fair market value of the shares of Common Stock on the date of grant. The plan also provides that each non-employee member of the board of directors shall be granted, annually commencing in March 1993, for a period of four years, a ten-year option to purchase 3,000 shares of Common Stock at the fair market value on the date of grant and commencing annually in December 1997, for as long as a director, a ten-year option to purchase 4,000 shares of Common Stock at the fair market value on the date of grant. These outstanding options expire at various dates through May 2009. There are 14,667 shares of Common Stock reserved and available for future grants at June 30, 1999 under the plan.

     The Company has elected to continue to account for its employee stock options under APB Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation expense is recognized. Pro forma information regarding net income and earnings per share, however, is required under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) for entities continuing to apply APB No. 25. For disclosure purposes, the Company has estimated the fair value of its employee stock options on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for stock options granted in 1999 and 1998, respectively:

                                           1999                 1998
                                         ---------          ----------
  Expected life (in years)                   10                  9
  Risk-free interest rate                   5.60%               5.85%
  Expected volatility                      34.82%              21.80%
  Dividend yield                            0.00%               0.00%

                                  F-14
                                 ------

11.  Stock Options (Continued)

     Under the Black-Scholes model, the total value of stock options granted in 1999 and 1998 was $40,100 and $63,700, respectively, which would be amortized ratably on a pro forma basis over the vesting periods, which range from three to ten years. Had the Company determined compensation cost for these plans in accordance with SFAS No. 123, the Company's pro forma net income (loss) would have been ($356,600) in 1999 and $173,600 in 1998. The Company's pro forma net income (loss) per share would have been ($.43) in 1999 (basic and diluted) and $.21 in 1998 ($.18 diluted). The SFAS No. 123 method of accounting does not apply to options granted prior to January 1, 1995, and, accordingly, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     During the year ended June 30, 1999, an officer exercised options to acquire 10,000 shares at $1.75 per share and paid for such shares by tendering 9,032 shares of Common Stock with an aggregate market value of $17,500.
The tendered shares were immediately retired.

     Option activity under the above stock option plan is summarized as follows:

                                     Fiscal 1999         Fiscal 1998
                                      Weighted            Weighted
                                      Average             Average
                                      Exercise            Exercise
                              Shares          Price    Shares         Price

                             -----------  ----------  -----------  ---------
Shares under option:
 Outstanding at beginning
  of year                      241,000        $1.02    216,000       $  .81
 Granted                        45,000         1.21     57,000         1.88
 Expired                     (   1,000)        1.41  (   5,000)         .38
 Forfeited                   (   8,000)        1.94  (  18,667)        1.29
 Exercised                   (  10,000)        1.75  (   8,333)        1.28
                             ---------        -----  ---------       ------
 Outstanding at end of year    267,000        $ .99    241,000       $ 1.02

                             =========        =====  =========       ======
 Options exercisable at
  year-end                     203,333        $ .91    186,000       $  .81
                             =========        =====  =========       ======

 Weighted average fair value
  per share of options granted
  during fiscal 1999 and 1998                 $ .89                  $ 1.12

                                              =====                  ======

                                      F-15
                                     ------
11.  Stock Options (Continued)

     The following table summarizes information about the options under the above plan outstanding at June 30, 1999:

                           Options Outstanding            Options Exercisable
                        ---------------------------  ------------------------
                              Weighted-
                              Average      Weighted-                Weighted-
 Range of                     Remaining    Average                   Average
 Exercise    Number           Contractual  Exercise     Number      Exercise
 Prices      Outstanding      Life (Years) Price        Outstanding  Price
----------  -------------    ------------- ----------  ------------ ---------
$.35 - .9375    158,000            2.58      $ .53        129,000       $.46
$1.2813 - 2.00  109,000            7.48      $1.66         74,333      $1.68

     In addition, in February 1992, the Company granted to four non-employee members of the board of directors, ten year options for each to purchase 12,000 shares of Common Stock, at an exercise price of $.35, not covered under the above plan. The options are exercisable one-third within one year from the date of grant and one-third in each of the following two years. In March 1993, three directors each exercised 8,000 options.


12.  Net Income (Loss) Per Common Share

     Net income (loss) per common share data was computed as follows:

                                                   1999          1998
                                                 ---------     ----------
     Net income (loss)                           ($347,600)    $180,500

                                                 =========     ==========
     Weighted average common shares outstanding    834,601      826,586
     Effect of dilutive securities, stock options     -         151,961
                                                 ---------     ----------
     Weighted average dilutive common
      shares outstanding                           834,601      978,547
                                                 =========     ==========
     Net income (loss) per common share - basic  ($    .42)    $    .22
                                                 =========     ==========
     Net income (loss) per common share - diluted($    .42)    $    .18
                                                 =========     ==========

                                    F-16
                                   ------


12.  Net Income (Loss) Per Common Share (Continued)

     The potential effect of dilution from the assumed exercise of stock options, amounting to 125,847 shares of Common Stock as of June 30, 1999, was not included in determining dilutive EPS because to do so would be anti-dilutive due to the Company incurring a net loss for the year. Unexercised employee stock options to purchase 112,360 shares of Common Stock at $1.28 to $2.00 per share were outstanding as of June 30, 1999, but were not included in the foregoing potential 1999 computation because the options exercise price was greater than the average market price of the Company's Common Stock.


13.  Fair Value of Financial Instruments

     The financial statements include various estimated fair value information as of June 30, 1999 and 1998, as required by Statement of Financial Accounting Standards 107, "Disclosure about Fair Value of Financial Statements." Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that statement and does not purport to represent the aggregate net fair value of the Company. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

The carrying value of cash and cash equivalents and investment securities approximates fair market value because of the short maturity of those instruments.

     The following table provides summary information on the fair value of significant financial instruments included in the financial statements:


                                        1999                  1998

                                           Estimated               Estimated
                                 Carrying  Fair          Carrying  Fair
                                 Amount    Value         Amount    Value

                                 --------  ---------     --------  ---------
Assets:
 Cash and cash equivalents       $229,100  $229,100      $165,900  $165,900


 Investment securities (Note 3)   522,500   522,500     1,035,600 1,035,700

                                       F-17
                                      ------
14.  Litigation

     In January 1999, Troemner, Inc. ("Troemner"), began supplying VWR Scientific Products ("VWR"), the Company's second largest customer in terms of net sales, with a vortex mixer the Company believes violates the trade dress rights of the Company's Vortex-Genie 2 (registered trademark) mixer and one of the Company's utility patents. The Vortex Genie 2 (registered trademark) mixer and related accessories which the Company sold to VWR as their private label mixer for many years is the Company's primary product accounting for approximately 97% of the total net sales during 1999. The Company also learned that Troemner began soliciting business from the Company's other customers for Troemner's vortex mixer at a markedly lower price than the Vortex-Genie 2 (registered trademark) mixer price. As a result, on January 26, 1999, the Company filed a complaint against VWR and Troemner in the United States
District Court for the Eastern District of New York (the "District
Court") alleging, among other things, that VWR and Troemner's manufacture, sale, promotion and distribution of a vortex mixer called the "VWRbrand Mini-Vortexer" infringes the Company's trade dress rights in the housing configuration of the Vortex-Genie 2 (regitered trademark) mixer, infringes one of the Company's patents, and constitutes unfair competition. The Company seeks an award for monetary damages trebled, recovery of its attorneys' fees and expenses, as well as permanent injunctive relief.

On March 8, 1999, the defendants denied all material allegations of the complaint and asserted certain affirmative defenses and counterclaims against the Company for unfair competition an a declaratory judgment of non-infringement and invalidity of the Company's patent. On March 17, 1999, the Company denied all material allegations of the counterclaim and made a motion that VWR and Troemner be preliminarily enjoined from making, selling, promoting and distributing the VWRbrand Mini-Vortexer. On May 11, 1999, the District Court granted the Company's motion for a preliminary injunction on the grounds that the Company is likely to succeed on its trade dress infringement claim. In connection with the granting of the preliminary injunction, the District Court required the Company to post an injunction bond in the amount of $500,000 which it did on May 7, 1999. Subsequent to the granting of the preliminary injunction, Troemner began supplying VWR with a modified version of their VWRbrand Mini-Vortexer. The District Court's preliminary injunction order is presently on appeal to the United States District Court for the Federal Circuit.

     Counsel for the Company is unable at this time to form a judgment on this matter and, as a result, the Company is unable to determine if the litigation will have a material adverse effect on the Company's financial condition or results of operations.


                                  F-18









                       SCIENTIFIC INDUSTRIES, INC.
                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             JANUARY 6, 2000
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lowell A. Kleiman and Roger B. Knowles, and each of them, with full power of substitution, to vote, as a holder of the common stock, par value $0.05 per share ("Common Stock"), of Scientific Industries, Inc., a Delaware corporation (the "Company"), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at Princeton Club, 15 West 43rd Street, New York, New York, on Thursday, January 6, 2000 at 10:00 a.m. New York time, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

      1.  Election of Class C Director:
               Lowell A. Kleiman   Roger B. Knowles

          FOR nominees listed                        WITHHOLD
          above, except vote         FOR             AUTHORITY
          withheld for the     all nominees    for all nominees
          following nominee:       (   )               (   )

          ------------------


     2.  On proposal to ratify       FOR      AGAINST     ABSTAIN
         the appointment of         (   )      (   )       (   )
         Nussbaum, Yates &
         Wolpow, P.C. as the
         Company's independent
         accountants for the
         fiscal year ending
         June 30, 2000.


THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE, SIGN AND DATE ON
                    REVERSE SIDE AND RETURN PROMPTLY.





PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

(Please sign exactly as the name appears below. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.)

Dated: ___________________________
PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

                              __________________________________
                              Signature

                              __________________________________
                              Signature, if held by joint owners